UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 11, 2007

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538
(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202
(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

                  Members of Humana Inc.'s management team are scheduled to meet with investors at various times during the remainder of September 2007. During such meetings, Humana's management will reaffirm its earnings per share ("EPS") guidance of $4.40 to $4.50 for the full year 2007. This guidance is consistent with that issued in Humana's press release dated July 30, 2007, and subsequently reiterated in investor presentations posted to the Investor Relations section of its web site (www.humana.com) at the time of such presentations. Humana will issue press releases and will post copies of investor presentations to its web site concurrent with the related meetings. The company's Investor Relations web site includes a calendar of events detailing planned meetings with investors as well as upcoming quarterly earnings releases.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Kathleen Pellegrino Kathleen Pellegrino Vice President

Dated:    September 11, 2007